NEWS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Ron Rogers
Corporate Communications
916-746-3123
r.rogers@surewest.com

Misty Wells
Investor Relations
916-786-1799
m.wells@surewest.com

SUREWEST REPORTS FOURTH QUARTER AND YEAR END RESULTS --
FULL YEAR OPERATING REVENUE GROWTH OF 32% AND EBITDA GROWTH OF 22%

Broadband accounts for 59% of full year revenues due to strong product, subscriber and acquisition growth more than offsetting Telecom revenue declines

ROSEVILLE, CA – March 12, 2009 – Leading independent communications holding company SureWest Communications (NASDAQ: SURW) today announced operating results for the fourth quarter and full year 2008 ended December 31, 2008.

Full Year Financial Highlights:

•
Revenue increased 32% to $230.4 million due to continued Broadband growth, primarily from the Kansas City acquisition, offsetting Telecom revenue declines from residential voice loss and access revenue loss

•	EBITDA increased 22% to $70.2 million primarily due to the Kansas City acquisition

•	Income from continuing operations decreased to $826 thousand from $5.2 million primarily due to an increase in depreciation and acquisition-related interest expense

•	Net income decreased to $18.9 million from $62.9 million primarily due to 2008’s gain on the sale of Wireless assets compared to 2007’s greater gain on the sale of the Directories subsidiary

Full Year Pro Forma Highlights (captures Kansas City results prior to the acquisition):

•
Revenue increased 2% to $237.9 million resulting from Broadband growth in both Kansas City and Sacramento offsetting Sacramento’s Telecom revenue declines from residential voice customer loss and scheduled subsidy reductions

•	Broadband revenues increased 12% due to 7% residential subscriber growth, an 11% increase in revenue generating units (RGUs) and continued business growth

•
Broadband Residential customer churn improved to 1.4% for the fourth quarter 2008 from 1.7% sequentially and 1.5% in the fourth quarter 2007, due to a continued focus on customer satisfaction, the launch of new products such as DVR and Voice over Internet Protocol (VoIP), and enhanced Internet speeds and video performance

•
Consolidated Residential Voice RGUs decreased by 5,200 (4%) compared to a loss of 6,700 (5%) in 2007 -- voice customer losses slowed due to VoIP subscriber growth and the migration of traditional Telecom segment telephone customers to the Broadband VoIP service

•
Broadband Business revenues grew 19%, partially due to an average monthly revenue per user (ARPU) increase of 7% in Sacramento; Broadband Business customers grew 12%, significantly driven by 32% customer growth in Kansas City

The following table highlights financial results for continuing operations on both a consolidated and pro forma basis to include the acquisition of the Kansas City operations (dollars are in thousands):

	Full Year Comparison			Quarterly Comparison
Consolidated	2008	2007	Growth	Q408	Q407	Growth
Broadband Revenue	$135,341	$68,652	97%	$36,929	$17,681	109%
Telecom Revenue	$95,032	$105,605	-10%	$22,009	$26,076	-16%
Total Revenue	$230,373	$174,257	32%	$58,938	$43,757	35%
EBITDA	$70,168	$57,477	22%	$17,225	$13,942	24%
Income (loss) from continuing operations	$826	$5,223	-84%	$(1,547)	$(36)	nm

Pro Forma
Broadband Revenue	$142,898	$128,066	12%	$36,929	$33,020	12%
Telecom Revenue	$95,032	$105,605	-10%	$22,009	$26,076	-16%
Total Revenue	$237,930	$233,761	2%	$58,938	$59,096	0%
EBITDA	$73,006	$78,045	-6%	$17,225	$20,193	-15%
See Non-GAAP measure notes near end of release

Steve Oldham, SureWest’s president and chief executive officer, said, “2008 was an important year for SureWest. Despite the economic downturn, our results were in line with the goals we set for the year. It is evident that by focusing on growing our core Broadband business we can produce superior results for our shareholders. Our efforts in driving Broadband revenue growth and cost management, while decreasing expenses in the declining Telecom segment, have created a structure that allows for current and future EBITDA margin growth.

“Our team successfully executed and integrated the transformational Kansas City acquisition, which has provided us valuable economic diversity in a market where we are just beginning to exploit the tremendous opportunity for residential and business sales growth. New broadband-focused services such as VoIP allow us to successfully market in new ways to increase subscribers and the number of services they purchase from us while decreasing customer churn. Our exceptional 1.4 churn percentage illustrates that, in addition to increasing penetration, we can also generate significant returns by maintaining existing subscribers, which is accomplished by delivering a superior customer experience. Lastly, new and more targeted service offerings have proven to be beneficial as demonstrated by our continued success in growing revenue from business customers.”

Consolidated Financial Results

Consolidated revenues increased 32% in 2008 to $230.4 million and consolidated EBITDA increased 22% to $70.2 million. The growth was due to significant Broadband segment performance as well as the positive impact of the Kansas City acquisition mitigating the revenue decline in Telecom. Revenue increased 35% to $58.9 million and EBITDA increased 24% to $17.2 million year-over-year for the quarter ended December 31, 2008.

Operating expenses, exclusive of depreciation, amortization and impairment charges from 2007’s LMDS write down, increased 37% to $160.2 million for the full year 2008 compared to $116.8 million in 2007, and for the fourth quarter, increased 40% year-over-year to $41.7 million. Cost of Services, as well as Customer Operations and Selling, increased primarily as a result of the Kansas City acquisition, increases in direct costs, and sales and advertising costs incurred to grow Broadband subscribers. General and Administrative increased due to costs related to strategic initiatives and the addition of the Kansas City operations.

Earnings per share from continuing operations for 2008 was $0.06, compared to $0.36 in 2007, and was a loss of $0.11 in the fourth quarter of 2008 compared to zero in the same period of 2007.

Capital Expenditures

Consolidated capital expenditures for the full year 2008 totaled $86.5 million, a 62% increase from $53.3 million in 2007. A decision was made to increase capital expenditure during 2008 in order to drive revenue growth and take advantage of tax savings as a result of bonus depreciation. The network expansion consisted of 27,200 fiber-to-the-home (FTTH) and hybrid fiber coaxial (HFC) marketable homes, 6,900 of which were copper to fiber upgrades in Sacramento. The company is projecting 2009 capital expenditures of $55-60 million. The pull back in capital spending will allow for improved free cash flow as the company evaluates network acquisition opportunities. The 2009 capital expenditures are primarily aimed at the company’s targeted network expansion and success-based capital associated with obtaining market share through increased penetration, subscribers and RGUs.

Pro Forma Consolidated Results (includes Kansas City results in prior periods)

Pro forma revenues in 2008 increased 2% to $237.9 million from $233.8 million in 2007 and for the fourth quarter remained flat year-over-year. EBITDA totaled $73 million for the full year 2008 and $17.2 million for the fourth quarter 2008, a pro forma decrease of 6% on a full year basis and 15% on a quarterly year-over-year basis. This was due to expected declines in Telecom EBITDA due to revenue loss, strategic initiative costs to explore acquisition opportunities, and sales and promotion expenses designed to drive subscriber and RGU growth. Revenue from business customers grew by $6.5 million, or 10%, on a pro forma basis in 2008.

Pro Forma Broadband Segment Results

The Broadband segment accounted for 60% of the full year 2008 revenues and 63% of the company’s total revenue for the fourth quarter 2008 as a result of the Kansas City acquisition, as well as continued Broadband growth in Sacramento.

Broadband Residential:

Broadband Residential revenues increased 9% on a full year basis and 10% for the fourth quarter year- over-year due to subscriber and RGU growth. To illustrate growth trends, Broadband RGUs, subscriber counts and ARPU are detailed both year-over-year and sequentially in the table and text below:

	Q4 '08 vs. Q4 '07 change			Q4 '08 vs. Q3 '08 change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total
Broadband Residential RGUs	18%	5%	11%	4%	2%	3%
Data RGUs	9%	6%	8%	1%	2%	2%
Video RGUs - Fiber & HFC	22%	6%	11%	4%	3%	3%
Voice RGUs	45%	3%	19%	11%	1%	6%
Total Residential Subscribers	8%	6%	7%	1%	3%	2%

For triple-play capable marketable homes, ARPU in Broadband Residential remained stable year-over-year and increased to $107 from $106 sequentially.

Residential marketable homes increased 20,300, or 7%, to 304,200 year-over-year and by 7,600, or 3%, sequentially. SureWest is projecting to pass roughly 7,500 additional marketable homes with fiber-to-the-home technology in 2009 (2,000 in the Sacramento market and 5,500 in Kansas City). Of the 5,500 new fiber homes expected in Kansas City in 2009, approximately 1,500 will be carried forward from work in process in late 2008. SureWest’s expectation is to exceed 35% penetration on its fiber networks.

Broadband Business:

Broadband Business revenues increased 19% to $34.6 million in 2008 and for the fourth quarter increased 19% year-over-year to $9.1 million. Customer counts increased 12% year-over-year to 6,500 and total Business ARPU grew 6% from the prior year and declined 5% sequentially to $467.

Success in the Sacramento market was due to revenue growth related to the expansion and success of the company’s data center space, as well an increased demand for fiber-based Wide Area Network services, which is driving large enterprise and carrier network revenues. Additionally, the company continued to grow small-to-medium business customers through continued use of leased networks and fiber-based network deployment.

Kansas City results were primarily driven by strong sales in the fourth quarter. The size and structure of the Kansas City sales forces were enhanced during the third quarter and those moves quickly resulted in higher ARPU and new fiber-based customers. Additionally, indirect sales channel efforts were launched in the third quarter, accounting for nearly 20% of new revenue generated in the fourth quarter with expectations of a consistent and predictable revenue stream moving forward.

Broadband Business in both regions will continue to refine sales and installation processes to allow for scaling of the business and increased output in preparation of increased sales efforts for 2009.

Telecom Segment Results

Operating only in the Sacramento market, Telecom segment revenues declined 10% to $95 million in 2008 and for the fourth quarter declined 16% to $22 million year-over-year due to an expected revenue loss in Telecom Residential and Telecom Access. This was in part offset by an increase in Telecom Business revenue.

Telecom Residential:

Telecom Residential results were impacted by anticipated losses in Telecom voice RGUs of 22% year-over-year and 8% sequentially. The company continues to mitigate industry-wide trends of voice line losses through its Broadband VoIP product. Of the 4,500 sequential Telecom Residential voice RGU losses, 1,800 migrated to VoIP during the fourth quarter.

The company anticipates continued voice line losses, which will be partially offset as customers move to the Broadband VoIP service and its feature-rich capabilities. The fourth quarter of 2008 experienced a consolidated decline of just 1,000 voice RGUs compared with 1,500 in the fourth quarter of 2007.

Telecom Business:

Telecom Business revenues increased 2% to $38.0 million in 2008 compared to 2007 and for the fourth quarter declined 0.6% to $9.1 million year-over-year. ARPU grew to $327, a 5% increase from the prior year, which helped offset subscriber count decreases of 6% from the prior year and 2% sequentially.

While Telecom Business continued to see a reduction in small-to-medium size business customers, primarily due to the economy and competitive activity, revenues were replaced through continued success in growing large fiber-based broadband network sales. SureWest’s advanced fiber network is a superior option for business customers and drives growth for both private and public-sector Ethernet Wide Area Networks.

Telecom Access:

Telecom Access consists of the company’s switched access revenues and California High Cost Fund (CHCF) subsidies. Revenues decreased 14% to $23.7 million in 2008 compared to 2007 and in the fourth quarter declined 27% on a year-over-year basis due to scheduled reductions in the CHCF subsidies, as well as a decline in switched access revenues.

Wireless Towers

All SureWest results now reflect Wireless Towers as discontinued operations. On February 27, 2009, SureWest completed the previously announced sale of its 52 wireless towers to Global Tower Partners for an aggregate cash purchase price of $9.2 million. The company expects to use the net cash proceeds of the towers sale to repay a certain amount of its current outstanding debt facilities. The closing of the purchase agreement is not subject to financing.

Non-GAAP Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures, such as EBITDA. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors because they are an integral part of its internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. A reconciliation to the comparable GAAP measures is provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details about its results and business strategy at 11:00 a.m. Eastern Time on Thursday, March 12, 2009. Open to the public, a simultaneous live webcast of the call will be available from the company's investor relations Web site at www.surw.com. A telephone replay of the call will be available shortly after completion through Thursday, March 19 by dialing (888) 286-8010 and entering passcode 92176264. Visit www.surw.com for updates prior to the call.

About SureWest

SureWest Communications (www.surewest.com) is one of the nation's leading integrated communications providers and is the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 90 years, the company expanded into the Kansas City region in February 2008 with the acquisition of Everest Broadband, Inc. and offers bundled residential and commercial services that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. Its fiber-to-the-premise IP-based network in the Sacramento region features the fastest symmetrical Internet speeds in the nation at up to 50 Mbps. In its Kansas City market (www.surewestkc.com), 75 percent of the company’s customers subscribe to at least three services.

Safe Harbor Statement

Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  In some cases, these forward-looking statements may be identified by the use of words such as may, will, should, expect, plan, anticipate, or project or the negative of those words or other comparable words.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company's actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited; Amounts in thousands, except per share amounts)

	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2007	$ Change	% Change
Operating revenues:
Broadband	$135,341	$68,652	$66,689	97%
Telecom	95,032	105,605	(10,573)	-10%
Total operating revenues	230,373	174,257	56,116	32%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	89,684	57,106	32,578	57%
Customer operations and selling	32,933	26,464	6,469	24%
General and administrative	37,588	33,210	4,378	13%
Depreciation and amortization	55,027	43,636	11,391	26%
Impairment loss on LMDS and related assets	-	5,454	(5,454)	-100%
Total operating expenses	215,232	165,870	49,362	30%

Income from operations	15,141	8,387	6,754	81%

Other income (expense):
Interest income	676	3,111	(2,435)	-78%
Interest expense	(12,126)	(6,502)	(5,624)	86%
Other, net	274	(140)	414	-296%
Total other income (expense), net	(11,176)	(3,531)	(7,645)	217%

Income from continuing operations before income taxes	3,965	4,856	(891)	-18%

Income tax expense (benefit)	3,139	(367)	3,506	-955%

Income from continuing operations	826	5,223	(4,397)	-84%

Discontinued operations, net of tax:
Income (loss) from discontinued operations	103	(2,439)	2,542	-104%
Gain on sale of discontinued operations	18,004	60,156	(42,152)	-70%
Total discontinued operations	18,107	57,717	(39,610)	-69%

Net income	$18,933	$62,940	$(44,007)	-70%

Basic earnings per common share:
Income from continuing operations	$0.06	$0.36	$(0.30)
Discontinued operations, net of tax	1.28	3.99	(2.71)
Net income per basic common share	$1.34	$4.35	$(3.01)

Diluted earnings per common share:
Income from continuing operations	$0.06	$0.36	$(0.30)
Discontinued operations, net of tax	1.28	3.98	(2.70)
Net income per diluted common share	$1.34	$4.34	$(3.00)

Shares of common stock used to calculate earnings per share:
Basic	14,096	14,450	(354)
Diluted	14,099	14,492	(393)

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended December 31, 2008	Quarter Ended December 31, 2007	$ Change	% Change
Operating revenues:
Broadband	$36,929	$17,681	$19,248	109%
Telecom	22,009	26,076	(4,067)	-16%
Total operating revenues	58,938	43,757	15,181	35%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	23,875	14,962	8,913	60%
Customer operations and selling	9,260	6,749	2,511	37%
General and administrative	8,578	8,104	474	6%
Depreciation and amortization	14,666	9,840	4,826	49%
Impairment loss on LMDS and related assets	-	5,454	(5,454)	-100%
Total operating expenses	56,379	45,109	11,270	25%

Income (loss) from operations	2,559	(1,352)	3,911	-289%

Other income (expense):
Interest income	83	706	(623)	-88%
Interest expense	(3,281)	(1,659)	(1,622)	98%
Other, net	261	143	118	83%
Total other income (expense), net	(2,937)	(810)	(2,127)	263%

Loss from continuing operations before income taxes	(378)	(2,162)	1,784	-83%

Income tax expense (benefit)	1,169	(2,126)	3,295	-155%

Loss from continuing operations	(1,547)	(36)	(1,511)	nm

Discontinued operations, net of tax:
Loss from discontinued operations	(229)	(752)	523	-70%
Gain (loss) on sale of discontinued operations	(358)	253	(611)	-242%
Total discontinued operations	(587)	(499)	(88)	18%

Net loss	$(2,134)	$(535)	$(1,599)	299%

Basic earnings per common share:
Loss from continuing operations	$(0.11)	$-	$(0.11)
Discontinued operations, net of tax	(0.04)	(0.04)	-
Net loss per basic common share	$(0.15)	$(0.04)	$(0.11)

Diluted earnings per common share:
Loss from continuing operations	$(0.11)	$-	$(0.11)
Discontinued operations, net of tax	(0.04)	(0.04)	-
Net loss per diluted common share	$(0.15)	$(0.04)	$(0.11)

Shares of common stock used to calculate earnings per share:
Basic	13,976	14,467	(491)
Diluted	13,976	14,467	(491)

SUREWEST COMMUNICATIONS
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; Amounts in thousands, except per share amounts)

	Quarter Ended December 31, 2008	Quarter Ended September 30, 2008	$ Change	% Change
Operating revenues:
Broadband	$36,929	$36,280	$649	2%
Telecom	22,009	23,990	(1,981)	-8%
Total operating revenues	58,938	60,270	(1,332)	-2%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	23,875	24,942	(1,067)	-4%
Customer operations and selling	9,260	7,654	1,606	21%
General and administrative	8,578	9,438	(860)	-9%
Depreciation and amortization	14,666	14,219	447	3%
Total operating expenses	56,379	56,253	126	0%

Income from operations	2,559	4,017	(1,458)	-36%

Other income (expense):
Interest income	83	35	48	137%
Interest expense	(3,281)	(2,904)	(377)	13%
Other, net	261	56	205	366%
Total other income (expense), net	(2,937)	(2,813)	(124)	4%

Income (loss) from continuing operations before income taxes	(378)	1,204	(1,582)	-131%

Income tax expense	1,169	582	587	101%

Income (loss) from continuing operations	(1,547)	622	(2,169)	-349%

Discontinued operations, net of tax:
Loss from discontinued operations	(229)	(108)	(121)	112%
Loss on sale of discontinued operations	(358)	(615)	257	-42%
Total discontinued operations	(587)	(723)	136	-19%

Net Loss	$(2,134)	$(101)	$(2,033)	nm

Basic earnings per common share:
Income (loss) from continuing operations	$(0.11)	$0.04	$(0.15)
Discontinued operations, net of tax	(0.04)	(0.05)	0.01
Net loss per basic common share	$(0.15)	$(0.01)	$(0.14)

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.11)	$0.04	$(0.15)
Discontinued operations, net of tax	(0.04)	(0.05)	0.01
Net loss per diluted common share	$(0.15)	$(0.01)	$(0.14)

Shares of common stock used to calculate earnings per share:
Basic	13,976	13,970	6
Diluted	13,976	13,980	(4)

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For the 2007 Quarters Ended:					For the 2008 Quarters Ended:
Consolidated	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2007	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2008
Operating revenues (1)
Residential	$33,896	$34,387	$34,003	$33,786	$136,072	$34,647	$34,621	$33,959	$34,180	$137,407
Business	15,913	16,849	16,629	16,823	66,214	16,946	18,188	19,342	18,218	72,694
Access	6,611	7,242	7,138	7,705	28,696	6,647	6,393	6,308	5,922	25,270
Other	513	707	687	782	2,689	630	650	661	618	2,559
Total operating revenues from external customers	56,933	59,185	58,457	59,096	233,671	58,870	59,852	60,270	58,938	237,930
Y/Y % Change	n/a	n/a	n/a	n/a	n/a	3%	1%	3%	0%	2%

Operating expenses (1)	39,508	38,789	38,426	38,903	155,626	41,274	39,903	42,034	41,713	164,924
Depreciation and amortization	13,535	14,526	14,839	13,295	56,195	13,259	14,075	14,219	14,666	56,219
Impairment loss on LMDS and related assets	-	-	-	5,454	5,454	-	-	-	-	-
Income from operations	$3,890	$5,870	$5,192	$1,444	$16,396	$4,337	$5,874	$4,017	$2,559	$16,787

Other Data:
Operating EBITDA (2)	$17,425	$20,396	$20,031	$20,193	$78,045	$17,596	$19,949	$18,236	$17,225	$73,006
Y/Y % Change	n/a	n/a	n/a	n/a	n/a	1%	-2%	-9%	-15%	-6%

Total Debt	$269,472	$269,470	$269,469	$265,831	n/a	$277,830	$231,828	$233,827	$241,688	n/a

	For the 2007 Quarters Ended:					For the 2008 Quarters Ended:
Broadband	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2007	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2008
Data	$8,948	$9,283	$9,472	$9,629	$37,332	$10,128	$10,338	$10,348	$10,491	$41,305
Video	9,208	9,538	9,544	9,735	38,025	10,359	10,365	10,264	10,522	41,510
Voice	5,197	5,236	5,218	5,254	20,905	5,258	5,395	5,542	5,933	22,128
Total residential revenues	23,353	24,057	24,234	24,618	96,262	25,745	26,098	26,154	26,946	104,943
Business	6,696	7,278	7,370	7,637	28,981	7,899	8,374	9,271	9,084	34,628
Access	229	232	296	187	944	305	370	414	449	1,538
Other	409	450	442	578	1,879	439	459	441	450	1,789
Total operating revenues from external customers	30,687	32,017	32,342	33,020	128,066	34,388	35,301	36,280	36,929	142,898
Intersegment revenues	159	162	142	144	607	140	141	138	120	539
Total operating revenues	30,846	32,179	32,484	33,164	128,673	34,528	35,442	36,418	37,049	143,437

Operating expenses without depreciation	28,550	27,660	28,323	28,180	112,713	30,742	31,085	32,844	32,698	127,369
Depreciation and amortization	7,891	8,764	9,032	9,636	35,323	9,597	10,335	10,700	11,051	41,683
Impairment loss on LMDS and related assets	-	-	-	5,454	5,454	-	-	-	-	-
Loss from operations	$(5,595)	$(4,245)	$(4,871)	$(10,106)	$(24,817)	$(5,811)	$(5,978)	$(7,126)	$(6,700)	$(25,615)

Other Data:
Operating EBITDA (2)	$2,296	$4,519	$4,161	$4,984	$15,960	$3,786	$4,357	$3,574	$4,351	$16,068

SureWest Communications
Unaudited Pro Forma Selected Financial Results (3)
(on a pro forma consolidated and a pro forma segment basis)
(Amounts in thousands)

	For the 2007 Quarters Ended:					For the 2008 Quarters Ended:
Telecom	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2007	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2008
Residential	$10,543	$10,330	$9,769	$9,168	$39,810	$8,902	$8,523	$7,805	$7,234	$32,464
Business	9,217	9,571	9,259	9,186	37,233	9,047	9,814	10,071	9,134	38,066
Access	6,382	7,010	6,842	7,518	27,752	6,342	6,023	5,894	5,473	23,732
Other	104	257	245	204	810	191	191	220	168	770
Total operating revenues from external customers	26,246	27,168	26,115	26,076	105,605	24,482	24,551	23,990	22,009	95,032
Intersegment revenues	4,434	4,633	4,779	4,684	18,530	4,343	4,560	4,706	4,846	18,455
Total operating revenues	30,680	31,801	30,894	30,760	124,135	28,825	29,111	28,696	26,855	113,487

Operating expenses without depreciation	15,551	15,924	15,024	15,551	62,050	15,015	13,519	14,034	13,981	56,549
Depreciation and amortization	5,644	5,762	5,807	3,659	20,872	3,662	3,740	3,519	3,615	14,536
Income from operations	$9,485	$10,115	$10,063	$11,550	$41,213	$10,148	$11,852	$11,143	$9,259	$42,402

Other Data:
Operating EBITDA (2)	$15,129	$15,877	$15,870	$15,209	$62,085	$13,810	$15,592	$14,662	$12,874	$56,938

Reconciliation of Operating EBITDA to Net Income (Loss) from Continuing Operations

	For the 2007 Quarters Ended:					For the 2008 Quarters Ended:
	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2007	March 31	June 30	September 30	December 31	Twelve Months Ended December 31, 2008
Net Income (Loss) from Continuing Operations	$101	$2,073	$1,402	$(244)	$3,332	$376	$1,729	$622	$(1,547)	$1,180

Add back: Income Taxes	(75)	467	609	(1,238)	(237)	489	1,139	582	1,169	3,379
										-
Less: Other Income (Expense)	(3,864)	(3,330)	(3,181)	(2,926)	(13,301)	(3,472)	(3,006)	(2,813)	(2,937)	(12,228)

Income from Operations	3,890	5,870	5,192	1,444	16,396	4,337	5,874	4,017	2,559	16,787

Add back: Depreciation and Amortization	13,535	14,526	14,839	13,295	56,195	13,259	14,075	14,219	14,666	56,219

Add back: One-time non-cash LMDS Impairment	-	-	-	5,454	5,454	-	-	-	-	-

Operating EBITDA	$17,425	$20,396	$20,031	$20,193	$78,045	$17,596	$19,949	$18,236	$17,225	$73,006

(1) External customers only

(2) Operating EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry.  In addition, for the quarter ended December 31, 2007, the Company has also excluded the non-cash impairment charge relating to its LMDS licenses. Operating EBITDA is not a measure of financial performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) The pro forma selected financial results are based on the historical consolidated financial statements of SureWest Communications and Everest Broadband, Inc. ("Everest") and have been adjusted to reflect the Everest acquisition, which was consummated on February 13, 2008.  The unaudited condensed combined pro forma financial statements give the effect as if the acquisition had occurred on January 1, 2007.  On May 9, 2008, the sale of the Wireless assets was completed and the pro forma financial results reflect for all periods presented the classification of the sold Wireless operations as discontinued operations. Also, on October 10, 2008, SureWest Communications entered into a definitive agreement to sell the Tower Assets and the pro forma financial results reflect the classification of the operations for the Tower Assets to be sold as discontinued operations for all periods presented.

SUREWEST COMMUNICATIONS
CONSOLIDATED BALANCE SHEETS
(Unaudited; Amounts in thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$2,840	$31,114
Short-term investments	610	21,151
Accounts receivable, net	21,415	19,223
Income tax receivable	6,391	1,786
Inventories	6,527	4,251
Prepaid expenses	4,539	3,353
Deferred income taxes	2,989	9,480
Other current assets	1,752	1,309
Assets of discontinued operations	5,002	46,862
Total current assets	52,065	138,529

Property, plant and equipment, net	523,231	341,134

Intangible and other assets:
Long-term investments	3,508	–
Customer relationships, net	5,062	–
Goodwill	45,814	2,171
Deferred charges and other assets	4,129	2,933
	58,513	5,104
	$633,809	$484,767

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt and capital lease obligations	$15,643	$3,642
Accounts payable	2,798	2,544
Other accrued liabilities	19,050	21,258
Advance billings and deferred revenues	8,960	7,086
Accrued compensation and pension benefits	11,292	8,755
Liabilities of discontinued operations	453	5,835
Total current liabilities	58,196	49,120

Long-term debt and capital lease obligations	226,045	118,189
Deferred income taxes	46,358	29,726
Accrued pension and other post-retirement benefits	36,046	12,011
Other liabilities and deferred revenues	5,819	4,718

Commitments and contingencies	–	–

Shareholders' equity:
Common stock, without par value; 100,000 shares authorized, 14,082 and 14,514 shares issued and outstanding at December 31, 2008 and December 31, 2007, respectively	146,558	158,870
Accumulated other comprehensive loss	(19,248)	(3,530)
Retained earnings	134,035	115,663
Total shareholders' equity	261,345	271,003
	$633,809	$484,767

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Twelve Months ended December 31, 2008			Twelve Months ended December 31, 2007
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(23,684)	$24,510	$826	$(22,318)	$27,541	$5,223

Add back : Income taxes	(15,157)	18,296	3,139	(16,504)	16,137	(367)

Less : Other income (expense)	(11,580)	404	(11,176)	(5,996)	2,465	(3,531)

Add back : Depreciation and amortization	40,491	14,536	55,027	22,764	20,872	43,636

Add back: Non-cash LMDS impairment	-	-	-	5,454	-	5,454

Operating EBITDA (1)	$13,230	$56,938	$70,168	$(4,608)	$62,085	$57,477

(1) Operating EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry.  In addition, for the quarter ended December 31, 2007, the Company has also excluded the non-cash impairment charge relating to its LMDS licenses. Operating EBITDA is not a measure of financial performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended December 31, 2008			Quarter Ended December 31, 2007
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(6,667)	$5,120	$(1,547)	$(8,290)	$8,254	$(36)

Add back : Income taxes	(3,179)	4,348	1,169	(6,009)	3,883	(2,126)

Less : Other income (expense)	(3,146)	209	(2,937)	(1,397)	587	(810)

Add back : Depreciation and amortization	11,051	3,615	14,666	6,181	3,659	9,840

Add back: Non-cash LMDS impairment	-	-	-	5,454	-	5,454

Operating EBITDA (1)	$4,351	$12,874	$17,225	$(1,267)	$15,209	$13,942

(1) Operating EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry.  In addition, for the quarter ended December 31, 2007, the Company has also excluded the non-cash impairment charge relating to its LMDS licenses. Operating EBITDA is not a measure of financial performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
OPERATING EBITDA RECONCILIATION TO NET INCOME (LOSS) FROM CONTINUING OPERATIONS
(Unaudited; Amounts in thousands)

	Quarter Ended December 31, 2008			Quarter Ended September 30, 2008
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from continuing operations	$(6,667)	$5,120	$(1,547)	$(5,856)	$6,478	$622

Add back : Income taxes	(3,179)	4,348	1,169	(3,994)	4,576	582

Less : Other income (expense)	(3,146)	209	(2,937)	(2,724)	(89)	(2,813)

Add back : Depreciation and amortization	11,051	3,615	14,666	10,700	3,519	14,219

Operating EBITDA (1)	$4,351	$12,874	$17,225	$3,574	$14,662	$18,236

(1) Operating EBITDA represents net income (loss) from continuing operations excluding amounts for income taxes, depreciation and amortization and all other non-operating income/expenses, and is a common measure of operating performance in the telecommunications industry. Operating EBITDA is not a measure of financial performance under United States generally accepted accounting principles, and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

SUREWEST COMMUNICATIONS
PRO FORMA OPERATING EBITDA RECONCILIATION TO INCOME (LOSS) FROM OPERATIONS
(Unaudited; Amounts in thousands)

	Twelve Months ended December 31, 2008			Twelve Months ended December 31, 2007
	Broadband	Telecom	Consolidated	Broadband	Telecom	Consolidated

Income (loss) from operations	$(25,615)	$42,402	$16,787	$(24,817)	$41,213	$16,396

Add back : Depreciation and amortization	41,683	14,536	56,219	35,323	20,872	56,195

Add back: Impairment loss	-	-	-	5,454	-	5,454

Pro Forma Operating EBITDA (1)	$16,068	$56,938	$73,006	$15,960	$62,085	$78,045

	Quarter Ended December 31, 2007
	Broadband	Telecom	Consolidated

Income (loss) from operations	$(10,106)	$11,550	$1,444

Add back : Depreciation and amortization	9,636	3,659	13,295

Add back: Impairment loss	5,454	-	5,454

Pro Forma Operating EBITDA (1)	$4,984	$15,209	$20,193

(1) Pro Forma Operating EBITDA represents income (loss) from operations excluding amounts for depreciation and amortization, and is a common measure of operating performance in the telecommunications industry. In addition, for the quarter ended December 31, 2007, the Company has also excluded the non-cash impairment charge relating to its LMDS licenses. Pro Forma Operating EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be construed as a substitute for consolidated net income as a measure of performance.

SUREWEST COMMUNICATIONS - Consolidated Operations
SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)
As of and for the quarter ended

BROADBAND	12/31/2008 [1]	12/31/2007 [1]	Chg	Chg %	9/30/2008 [1]	Chg	Chg %
Residential
Video
Marketable Homes - Fiber & HFC [2]	232,400	205,200	27,200	13%	221,700	10,700	5%
RGUs - Fiber & HFC	57,500	51,700	5,800	11%	55,900	1,600	3%
RGUs - Copper	2,600	2,900	(300)	-10%	2,600	0	0%
Penetration - Fiber & HFC	24.7%	25.2%	-0.5%	-2%	25.2%	-0.5%	-2%
ARPU	$59	$60	$(1)	-2%	$59	$0	0%
Voice
Marketable Homes	304,200	283,900	20,300	7%	296,600	7,600	3%
RGUs	63,500	53,500	10,000	19%	60,000	3,500	6%
Penetration	20.9%	18.8%	2.0%	11%	20.2%	0.6%	3%
ARPU	$32	$33	$(1)	-3%	$32	$0	1%
Data
Marketable Homes	304,200	283,900	20,300	7%	296,600	7,600	3%
RGUs	97,400	90,400	7,000	8%	95,700	1,700	2%
Penetration	32.0%	31.8%	0.2%	1%	32.3%	-0.2%	-1%
ARPU	$36	$36	$0	1%	$36	$0	0%
Total
Marketable Homes - Fiber, HFC, Copper	304,200	283,900	20,300	7%	296,600	7,600	3%
RGUs	221,000	198,500	22,500	11%	214,200	6,800	3%

Subscriber totals
Subscribers [3]	102,400	95,800	6,600	7%	100,600	1,800	2%
Penetration	33.7%	33.7%	-0.1%	0%	33.9%	-0.3%	-1%
ARPU [4]	$89	$87	$2	2%	$88	$1	1%
Triple Play ARPU [5]	$107	$107	$0	0%	$106	$1	0%
Triple Play RGUs per Subscriber [5]	2.59	2.59	0.00	0%	2.60	(0.01)	0%
Churn	1.4%	1.5%	-0.1%	-9%	1.7%	-0.3%	-18%

Business [6]
Customers	6,500	5,800	700	12%	6,300	200	3%
ARPU	$467	$442	$25	6%	$494	$(27)	-5%

TELECOM	12/31/2008 [1]	12/31/2007 [1]	Chg	Chg %	9/30/2008 [1]	Chg	Chg %
Residential
Voice
Marketable Homes	90,800	89,500	1,300	1%	90,500	300	0%
RGUs [7]	54,000	69,200	(15,200)	-22%	58,500	(4,500)	-8%
Cumulative Migration to Broadband Voice [8]	4,700	0	4,700	n/a	2,900	1,800	n/a
Penetration	59.5%	77.3%	-17.8%	-23%	64.6%	-5.2%	-8%
ARPU	$43	$44	$(1)	-2%	$43	$0	0%
Churn [9]	2.2%	2.3%	-0.1%	-5%	2.4%	-0.2%	-8%

Business [6]
Customers	9,200	9,800	(600)	-6%	9,400	(200)	-2%
ARPU	$327	$310	$17	5%	$354	$(27)	-8%

CONSOLIDATED RESIDENTIAL VOICE RGUs	12/31/2008 [1]	12/31/2007 [1]	Chg	Chg %	9/30/2008 [1]	Chg	Chg %
ILEC Voice RGUs
Broadband	7,100	0	7,100	n/a	4,400	2,700	61%
Telecom	54,000	69,200	(15,200)	-22%	58,500	(4,500)	-8%
Total ILEC Voice RGUs [10]	61,100	69,200	(8,100)	-12%	62,900	(1,800)	-3%
CLEC Residential Voice RGUs [11]	56,400	53,500	2,900	5%	55,600	800	1%
TOTAL Residential Voice RGUs [12]	117,500	122,700	(5,200)	-4%	118,500	(1,000)	-1%

NETWORK METRICS	12/31/2008 [1]	12/31/2007 [1]	Chg	Chg %	9/30/2008 [1]	Chg	Chg %
Marketable Homes - Fiber	138,800	114,200	24,600	22%	129,000	9,800	8%
Marketable Homes - HFC	93,600	91,000	2,600	3%	92,700	900	1%
Marketable Homes - Copper	71,800	78,700	(6,900)	-9%	74,900	(3,100)	-4%
Total	304,200	283,900	20,300	7%	296,600	7,600	3%

[1] The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[2] Marketable Homes - Fiber & HFC consists of Sacramento fiber homes and Kansas City hybrid fiber coax (HFC) homes.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU and RGU per Subscriber includes the total residential revenue per average subscriber and ending RGUs per ending subscriber for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account. ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribes to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.